EXHIBIT 99.1

                       REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
First Federal Bancorp, Inc.
Zanesville, Ohio

We have audited the accompanying consolidated statement of financial condition of First Federal Bancorp, Inc., as of September 30, 1999, and related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Bancorp, Inc. as of September 30, 1999, and results of its operations and cash flows for each of the two years in the period ended September 30, 1999, in conformity with generally accepted accounting principles.


                                       /s/ Crowe, Chizek and Company, LLP
                                       ------------------------------------
                                           Crowe, Chizek and Company, LLP

Columbus, Ohio
October 15, 1999